Exhibit 99.1

    Serena Software Reports Fourth Quarter and Fiscal 2006 Results

    SAN MATEO, Calif.--(BUSINESS WIRE)--Feb. 21, 2006--Serena Software, Inc. (NASDAQ: SRNA), the leader in Change Governance, today announced results for the fourth quarter ending January 31, 2006.
    Total revenue was $70.1 million in the fourth quarter of fiscal 2006 and represented a 7% increase over the fourth quarter of fiscal 2005. Software license revenue was $27.0 million, maintenance revenue was $34.6 million, up 14% year over year and service revenues were $8.5 million for the fourth quarter of fiscal 2006.
    Net income and net income per diluted share computed in accordance with generally accepted accounting principles ("GAAP") for the fourth quarter of fiscal 2006 was $9.1 million and $0.19 compared to $9.2 million and $0.19 in the same quarter a year ago. Included in the fourth quarter fiscal 2006 results were $4.4 million of transaction costs related to the pending acquisition by Silver Lake Partners.
    Non-GAAP net income and net income per diluted share for the fourth quarter of fiscal 2006 increased to $19.7 million and $0.38 from $19.5 million and $0.37 in the fourth quarter of fiscal 2005.
    Non-GAAP net income and net income per share exclude amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant, stock-based compensation, amortization of acquired technology and other intangible assets, restructuring, acquisition and other charges, and acquired in-process research and development. For periods prior to the second quarter, reported non-GAAP net income and net income per share also exclude the revenue impact of the deferred maintenance write-down to fair value. A reconciliation of non-GAAP to GAAP financial results is included in this press release.
    Total cash and equivalents, restricted cash and investments as of January 31, 2006 was $226 million and cash flow from operations for the fourth quarter was approximately $28 million. Total deferred revenue was $77.9 million and days sales outstanding in the fourth fiscal quarter was 46 days.

    Acquisition by Silver Lake Partners

    On November 11, 2005 Serena Software announced that it will be acquired by Silver Lake Partners in a transaction valued at approximately $1.2 billion. Under the terms of the agreement, Serena stockholders will receive $24.00 in cash in exchange for each share of stock. Any of Serena's existing $220 million of convertible notes that are not converted to Serena common stock prior to completion of the proposed transaction will be exchanged for cash in an amount of $24.00 for each share of Serena common stock into which the notes were convertible. Douglas D. Troxel, founder of Serena and currently its chairman and largest shareholder, will receive $24.00 per share in cash in exchange for one-third of his shares and will exchange the balance of his equity interest in Serena for shares in the resulting privately held company. Serena president and chief executive officer Mark Woodward, chief financial officer Robert Pender, and other senior executives will also exchange a portion of their Serena equity interests for equity interests in the resulting privately held company. Both the board of directors of Serena and a special committee of the board comprised of independent directors have approved the merger agreement and have recommended to Serena's stockholders that they vote in favor of the transaction. In addition, Mr. Troxel has agreed to vote his shares in favor of the transaction.

    Shareholders Meeting

    A special meeting of stockholders of Serena Software, Inc. will be held on Thursday, March 9, 2005, beginning at 1:00 p.m. local time, at Serena's principal executive offices at 2755 Campus Drive, 3rd Floor, San Mateo, California 94403 to vote on the proposed acquisition.

    GAAP to non-GAAP Reconciliation

    Serena management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services operations and certain costs of these operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. Such measures include non-GAAP net income and non-GAAP net income per share. Collectively, we refer to these non-GAAP financial measures as "non-GAAP measures." We have outlined below the type and scope of the amounts excluded in calculating these non-GAAP measures and the limitations on the use of these non-GAAP measures as a result of these exclusions. These non-GAAP measures are not an alternative to net income as calculated in accordance with GAAP. Investors and potential investors in our securities should not rely on the use of these non-GAAP measures as a substitute for any GAAP financial measure. In addition, our calculation of these non-GAAP measures may or may not be consistent with that of other companies. We strongly urge investors and potential investors to review the reconciliations to the comparable GAAP financial measures that are included below and not to rely on any single financial measure to evaluate our business.
    Serena views non-GAAP net income and non-GAAP earnings per share as operating performance measures, and as such it believes that the GAAP financial measures most directly comparable to them are net income and net income per share, respectively. Non-GAAP net income and net income per share differ from comparable GAAP measures in that they exclude the amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant, amortization of acquired technology and intangible assets, stock based compensation, restructuring, acquisition and other charges.
    Management believes it is useful in measuring Serena's operations to exclude amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant because these costs are primarily fixed at the time of the acquisition and generally cannot be changed by management in the short term, or represent significant costs not related to current operations. Non-GAAP net income and non-GAAP earnings per share are helpful in highlighting trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures, because these non-GAAP measures eliminate from net income financial items that have less bearing on Serena's operating performance. The Merant acquisition was a particularly large acquisition in Serena's history, and management believes the impact of charges relating to the acquisition can make it more difficult to evaluate the trends of Serena's underlying business, including the performance of its products, maintenance and services operations. Serena believes it is useful to investors to see how management separates initial transaction costs from its view of Serena's current and future continuing operations. Management also believes that these non-GAAP measures facilitate comparison of the current operating performance of the combined Serena and Merant operations to the past performance of Serena and Merant as separate companies, as it permits the comparison of operating results of the separate companies, viewed together, to Serena's current operating results without the impact of charges relating to the acquisition process rather than the underlying operations of the two companies.
    Serena's management uses these non-GAAP measures as supplemental financial measures to evaluate the performance of Serena's business because, when viewed with Serena's GAAP results and the accompanying reconciliations, it believes they provide a more complete understanding of factors and trends affecting its business than GAAP results alone. Serena uses these measures to make forecasting, budgeting and operating decisions such as establishment of operating targets, budgets and bonus compensation.
    Serena communicates these non-GAAP measures to the public through its earnings releases because we understand that they are financial measures commonly used by analysts that cover our industry and our investor base to evaluate our performance. For example, based on communications with analysts and investors, Serena understands that some analysts and investors may value companies based on a measure of discounted future cash flows and that Serena's non-GAAP financial measures can be useful to such analysts in performing such valuations. Management believes that presenting these non-GAAP measures provides investors and analysts with an additional base line for assessing the future earnings potential of Serena. Serena prefers to allow investors to have these supplemental measures since, with reconciliation to GAAP; they may provide additional insight into its financial results.
    Non-GAAP measures should not be considered a substitute for measures of financial performance prepared in accordance with GAAP. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, amortization of acquired technology and intangible assets are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Stock based compensation and restructuring and acquisition related charges are important because they may represent obligations of Serena that should be considered. All of these metrics are important to financial performance generally. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.
    Though Serena management finds its non-GAAP measures useful in evaluating the performance of its business, its reliance on these measures is limited because items excluded from such measures often have a material effect on its net income and net income per share calculated in accordance with GAAP. Management compensates for the above-described limitations of using a non-GAAP measure by using these non-GAAP measures to supplement Serena's GAAP results to provide a more complete understanding of the factors and trends affecting our business.

    Commentary Available

    A conference call to discuss the preliminary results is scheduled for 2:00 PM Pacific time today and may be accessed live via the Internet at www.companyboardroom.com or www.serena.com/Q406results. You can participate in the live conference call by dialing (866) 322-0547 or (706) 748-0596, ID# 5751512 . Also, a replay of the call will be available through March 7, 2006 by dialing (800) 642-1687 or
(706) 645-9291, ID# 5751512.

    About Serena Software, Inc.

    With more than 25 years of experience in managing change throughout the IT environment, Serena Software (NASDAQ: SRNA) provides Change Governance software to help global 2000 organizations visualize, orchestrate and enforce effective business processes throughout the IT lifecycle. More than 15,000 organizations around the world, including 96 of the Fortune 100, leverage Serena's integrated change management framework to manage costs, ensure consistent quality of service, mitigate business risks and ultimately profit from change. Serena is headquartered in San Mateo, California, with offices throughout the U.S., Europe, and Asia Pacific. For more information, please visit www.serena.com.

    Trademarks

    Serena, TeamTrack, ChangeMan, Comparex and StarTool are registered trademarks of Serena Software Inc. SAFE is a trademark of Serena Software Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

    (C) 2006 Serena Software, Inc. All Rights Reserved.



                        SERENA Software, Inc.
           Condensed Consolidated Statements of Operations
                (In thousands, except per share data)
                           (Unaudited GAAP)

                                Three Months Ended      Year Ended
                                   January 31,         January 31,
                                ------------------  ------------------
                                  2006      2005      2006      2005
                                --------  --------  --------  --------
Revenue:
 Software licenses              $27,044   $27,971   $90,554   $85,350
 Maintenance                     34,639    30,437   136,009    98,558
 Professional services            8,454     7,355    29,209    24,197
                                --------  --------  --------  --------
     Total revenue               70,137    65,763   255,772   208,105
                                --------  --------  --------  --------
Cost of revenue:
 Software licenses                  843       869     3,210     3,149
 Maintenance                      3,194     3,561    13,208    11,420
 Professional services            7,468     6,417    26,608    21,466
 Amortization of acquired
  technology                      4,153     4,037    16,921    14,051
 Stock-based compensation             7        14        36        44
                                --------  --------  --------  --------
     Total cost of revenue       15,665    14,898    59,983    50,130
                                --------  --------  --------  --------
     Gross profit                54,472    50,865   195,789   157,975
                                --------  --------  --------  --------
Operating expenses:
 Sales and marketing             20,719    18,941    73,880    64,343
 Research and development         8,419     8,827    34,534    31,043
 General and administrative       4,398     5,776    17,587    18,587
 Stock-based compensation           587       223     1,741       686
 Amortization of intangible
  assets                          2,560     2,836    10,516     9,608
 Acquired in-process research
  and development                    --        --        --    10,400
 Restructuring, acquisition and
  other charges                   4,378       175     4,894     2,351
                                --------  --------  --------  --------
  Total operating expenses       41,061    36,778   143,152   137,018
                                --------  --------  --------  --------
Operating income                 13,411    14,087    52,637    20,957

Interest income                   2,005     1,123     6,203     3,868
Interest expense                   (825)     (825)   (3,300)   (3,300)
Amortization of debt issuance
 costs                             (335)     (335)   (1,340)   (1,466)
                                --------  --------  --------  --------
   Income before income taxes    14,256    14,050    54,200    20,059
Income taxes                      5,167     4,822    17,943    10,573
                                --------  --------  --------  --------
    Net income                   $9,089    $9,228   $36,257    $9,486
                                ========  ========  ========  ========
Net income per share:

    Basic                         $0.22     $0.22     $0.88     $0.23
                                ========  ========  ========  ========
    Diluted                       $0.19     $0.19     $0.74     $0.23
                                ========  ========  ========  ========
Weighted average shares used in per
share calculations:

    Basic                        41,306    42,360    41,338    42,074
                                ========  ========  ========  ========
    Diluted                      52,462    53,264    52,502    52,713
                                ========  ========  ========  ========

Net income                       $9,089    $9,228   $36,257    $9,486

After tax adjustment of
 convertible related
 expenses                           698       694     2,788     2,852
                                --------  --------  --------  --------
Adjusted net income for diluted
 net income  per share
 calculation                     $9,787    $9,922   $39,045   $12,338
                                ========  ========  ========  ========

                         Serena Software, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)
                           (Unaudited GAAP)
                                                   January    January
                                                     31,        31,
                                                    2006       2005
                                                  ---------  ---------
                       Assets

Current assets
 Cash and cash equivalents                        $148,401   $133,330
 Restricted cash                                     3,260      3,300
 Short-term investments                             60,837     16,778
 Accounts receivable, net                           35,464     40,988
 Deferred taxes                                      8,658     12,267
 Prepaid expenses and other current assets           4,838      4,964
                                                  ---------  ---------
  Total current assets                             261,458    211,627
Long-term investments                               13,626     39,095
Restricted cash, non-current                            --      3,157
Property and equipment, net                          5,927      5,722
Goodwill, net                                      300,551    323,671
Other intangible assets, net                        87,359    107,790
Other assets                                         2,689      4,057
                                                  ---------  ---------
  Total assets                                    $671,610   $695,119
                                                  =========  =========
       Liabilities and Stockholders' Equity

Current liabilities:
 Accounts payable                                   $2,551     $3,415
 Income taxes payable                               12,591     27,667
 Accrued expenses                                   24,267     26,103
 Accrued interest on subordinated notes                413        413
 Deferred revenue                                   67,305     63,152
                                                  ---------  ---------
  Total current liabilities                        107,127    120,750
Deferred revenue, net of current portion            10,608     13,110
Long-term liabilities                                1,953      2,660
Deferred taxes                                      29,926     40,983
Subordinated notes                                 220,000    220,000
                                                  ---------  ---------
  Total liabilities                                369,614    397,503

Stockholders' equity:

  Total stockholders' equity                       301,996    297,616
                                                  ---------  ---------
  Total liabilities and stockholders' equity      $671,610   $695,119
                                                  =========  =========

The following table reconciles the GAAP financial measures to Non-GAAP:

                                     Three Months        Year Ended
                                    Ended January 31,    January 31,
                                   ----------------- -----------------
                                     2006     2005     2006     2005
                                   -------- -------- -------- --------
GAAP net income                     $9,089   $9,228  $36,257   $9,486
 Amortization of acquired
  technology, intangible assets
  and stock based compensation       7,307    7,110   29,214   24,389
 Acquired in-process research and
  development                           --       --       --   10,400
 Revenue impact of deferred
  maintenance write-down, net of tax    --    2,359      953   10,634
 Restructuring and acquisition
  charges, net of tax                2,633      112    2,943    1,477
                                   -------- -------- -------- --------
Non-GAAP net income                 19,029   18,809   69,367   56,386
Add back:
 After tax adjustment of
  convertible related expenses         698      694    2,788    2,852
                                   -------- -------- -------- --------
Non-GAAP net income for purposes
 of computing diluted EPS          $19,727  $19,503  $72,155  $59,238
                                   ======== ======== ======== ========
Diluted shares outstanding          52,462   53,264   52,502   52,713
                                   ======== ======== ======== ========
Non-GAAP net income per diluted
 share                               $0.38    $0.37    $1.37    $1.12
                                   ======== ======== ======== ========




    CONTACT: Serena Software, Inc.
             Robert I. Pender, Jr., 650-522-6604
             www.serena.com
                  or
             Citigate Sard Verbinnen
             Victoria Hofstad, 212-687-8080